Spark Energy, Inc. Announces Buyout of Verde Earnout Obligations
Buyout Allows Spark to Accelerate Integration of Most Recent Acquisition

HOUSTON, January 15, 2018 (GLOBE NEWSWIRE) -- Spark Energy, Inc. ("Spark" or the "Company") (NASDAQ: SPKE), an independent retail energy services company, announced today that the Company and Verde Energy USA Holdings, LLC (“Verde”) have agreed to terminate the earnout provisions of the purchase and sale transaction in which Spark acquired Verde’s operating subsidiaries in July 2017.

Pursuant to the Membership Interest and Stock Purchase Agreement (“MIPA”) entered into between the Company, its subsidiary, and Verde on May 5, 2017, the Company was obligated to pay 100% of the Adjusted EBITDA earned by the Verde Companies for the 18 months following closing that exceeds certain thresholds, subject to the Verde Companies’ ability to achieve defined customer count criteria. In connection with such obligations, Verde’s existing management continued to operate the business as a separate entity during the earnout period. The buyout transaction provides for a lump sum payment of approximately $6.0 million in June 2019 in substitution of the existing earnout obligations. With the buyout of the earnout provision, Spark management will assume complete control over Verde’s operations, effective immediately.

“The early buyout of the Verde earnout gives us the opportunity to begin immediate improvement in our bottom line results,” said Nathan Kroeker, Spark Energy’s President and Chief Executive Officer. “As I mentioned on our last earnings call, one of our near-term strategic priorities is to maximize process efficiencies and synergies through the integration of recent acquisitions. By ending the Verde earnout almost a year early, we are able to accelerate and realize synergies of the acquisition that should increase our Adjusted EBITDA performance in future periods.”

About Spark Energy, Inc.
Spark Energy, Inc. is an established and growing independent retail energy services company founded in 1999 that provides residential and commercial customers in competitive markets across the United States with an alternative choice for their natural gas and electricity. Headquartered in Houston, Texas, Spark currently operates in 19 states and serves 94 utility territories. Spark offers its customers a variety of product and service choices, including stable and predictable energy costs and green product alternatives.
We use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Investors should note that new materials, including press releases, updated investor presentations, and financial and other filings with the Securities and Exchange Commission are posted on the Spark Energy Investor Relations website at ir.sparkenergy.com. Investors are urged to monitor our website regularly for information and updates about the Company.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology including "may," "should," "likely," "will," "believe," "expect," "anticipate," "estimate," "continue," "plan," "intend," "project," or other similar words. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct. However, a variety of factors could cause actual results to differ materially from those projected in the forward-looking statements, including (i) restrictions in our debt agreements and collateral requirements, (ii) our ability to borrow funds and access credit markets, (iii) our level of indebtedness, (iv) our ability to successfully and efficiently integrate acquisitions into our operations, (iv) federal, state and local regulation, including the industry's ability to prevail on its challenge to the New York Public Service Commission's orders enacting new regulations that seek to impose significant new restrictions on retail energy providers operating in New York, (v) other business risks affecting our liquidity and results of operations. Additional important risk factors that could cause actual results to differ materially from expectations are disclosed in Item 1A of Spark's Form 10-K for the year ended December 31, 2016 and subsequent Form 10-Qs and other reports filed with the SEC. While Spark makes these statements and projections in good faith, neither Spark nor its management or affiliates can guarantee that anticipated future results will be achieved. Spark assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by Spark, whether as a result of new information, future events, or otherwise.

Contact: Spark Energy, Inc.
Investors:
Christian Hettick, 832-200-3727
Media:
Eric Melchor, 281-833-4151